As filed with the Securities and Exchange Commission on August 4, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EQUITRANS MIDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	83-0516635 (I.R.S. Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania (Address of principal executive offices)	15317 (Zip Code)

Equitrans Midstream Corporation Amended and Restated Directors’ Deferred Compensation Plan
(Full title of the plan)

Stephen M. Moore

Senior Vice President and General Counsel

2200 Energy Drive

Canonsburg, Pennsylvania 15317

(724) 271-7600

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed in order to register the offer and sale of an additional 250,000 shares of common stock, no par value (Common Stock) of Equitrans Midstream Corporation (the Company) under the Equitrans Midstream Corporation Amended and Restated Directors’ Deferred Compensation Plan. Pursuant to General Instruction E of Form S-8, the contents of the registration statement on Form S-8 previously filed by the Company with the Securities and Exchange Commission (the Commission) on November 9, 2018 (No. 333-228340), are hereby incorporated by reference, except to the extent supplemented, amended or superseded by information set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed by the Company with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the Exchange Act):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 23, 2022;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, filed with the Commission on May 3, 2022, and June 30, 2022, filed with the Commission on August 2, 2022;

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on February 25, 2022, April 25, 2022, April 27, 2022, May 2, 2022, June 2, 2022, June 7, 2022, and July 11, 2022 (in each case, other than any document or information that is furnished and deemed not to have been filed as indicated therein); and

(d)	The description of the Company common stock contained in the Company’s Registration Statement on Form 10, filed with the Commission on August 10, 2018, including any amendments and reports filed for the purpose of updating such description.

All documents filed (other than the portions of those documents furnished or otherwise not deemed to be filed) by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Number	Description
4.1	Equitrans Midstream Corporation Amended and Restated Directors’ Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.18 to Equitrans Midstream Corporation’s Form 10-Q for the quarterly period ended March 31, 2020, filed on May 14, 2020).
5.1*	Opinion of McGuireWoods LLP as to the legality of the securities being registered.
23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1 hereto).
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm (Equitrans Midstream Corporation).
23.3*	Consent of Ernst & Young LLP, independent auditors (Equitrans Midstream Corporation—Mountain Valley Pipeline, LLC—Series A).
24.1*	Powers of Attorney (included on the signature page hereof).
107*	Filing Fee Table.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Canonsburg, Commonwealth of Pennsylvania, on August 4, 2022.

EQUITRANS MIDSTREAM CORPORATION

By:	/s/ KIRK R. OLIVER
Kirk R. Oliver
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby appoints Thomas F. Karam, Kirk R. Oliver and Stephen M. Moore, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments thereto and registration statements filed pursuant to Rule 462 under the Securities Act), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 4, 2022.

Name	Title

/s/ THOMAS F. KARAM	Chief Executive Officer and Chairman (Principal Executive Officer)
Thomas F. Karam
/s/ KIRK R. OLIVER	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Kirk R. Oliver
/s/ BRIAN P. PIETRANDREA	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Brian P. Pietrandrea
/s/ VICKY A. BAILEY	Director
Vicky A. Bailey

/s/ SARAH M. BARPOULIS	Director
Sarah M. Barpoulis

/s/ KENNETH M. BURKE	Director
Kenneth M. Burke

/s/ DIANA M. CHARLETTA	Director
Diana M. Charletta

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/s/ PATRICIA K. COLLAWN	Director
Patricia K. Collawn

/s/ D. MARK LELAND	Director
D. Mark Leland

/s/ NORMAN J. SZYDLOWSKI	Director
Norman J. Szydlowski

/s/ ROBERT F. VAGT	Director
Robert F. Vagt

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